UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2013

Move, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Almaden Boulevard, Suite 800
San Jose, California 95113

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 558-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02     Results of Operations and Financial Condition.

Item 8.01     Other Events.

Item 9.01     Financial Statements and Exhibits.

SIGNATURE

EXHIBIT INDEX

EXHIBIT 99.1

Item 2.02     Results of Operations and Financial Condition.

On May 2, 2013, the Company issued a press release announcing, among other things, its financial results for the quarter ended March 31, 2013.  A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01     Other Events.

On March 20, 2013, the Company’s Board of Directors approved a new stock repurchase program.  Under the program, the Company’s management may from time to time and at its discretion repurchase shares of the Company's common stock, on the open market, in privately negotiated transactions or otherwise, utilizing surplus cash in the amount of up to $20 million.  The program’s duration is limited to two years.   Shares repurchased under the program will be retired to constitute authorized, unissued shares of the Company's common stock.  The Company has also attached, as Exhibit 99.1 to this current report, a press release issued on May 2, 2013, by the Company regarding, among other things, the stock repurchase program.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release announcing, among other things, Move, Inc.’s financial results for the quarter ended March 31, 2013 and the approval of the stock repurchase program.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.

Date: May 2, 2013	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing, among other things, Move, Inc.’s financial results for the quarter ended March 31, 2013 and the approval of the stock repurchase program.